16 C.F.R. Part 803 - Appendix                                                                                      Approved by OMB
NOTIFICATION AND REPORT FORM FOR CERTAIN MERGERS AND ACQUISITIONS                                                    3084-0005
                                                                                                                   Expires 2-28-98
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THE INFORMATION REQUIRED TO BE SUPPLIED ON THESE ANSWER SHEETS IS SPECIFIED IN THE INSTRUCTIONS

     Attach the Affidavit required by section 803.5 to this page
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IS THIS ACQUISITION A CASH TENDER OFFER?

[ ] Yes        [x] No
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ITEM 1
(a)  NAME AND HEADQUARTERS ADDRESS OF PERSON FILING

     Conectiv
     800 King Street
     P.O. Box 231
     Wilmington, DE  19899
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(b)  PERSON FILING NOTIFICATION IS
     [ ] an acquiring person       [x] an acquired person        [ ] both
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(c)  LIST NAMES OF ULTIMATE PARENT ENTITIES OF ALL ACQUIRING          LIST NAMES OF ULTIMATE PARENT ENTITIES OF ALL ACQUIRED PERSONS
     PERSONS

     PECO Energy Company                                              Conectiv
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(d)  THIS ACQUISITION IS (put an X in all the boxes that apply)

     [x]  an acquisition of assets                                                   [ ]  a consolidation (see section 801.2)
     [ ]  a merger (see section 801.2)                                               [ ]  an acquisition of voting securities
     [ ]  an acquisition subject to section 801.2(e)                                 [ ]  a secondary acquisition
     [ ]  a formation of a joint venture or other corporation (see section 801.40)   [ ]  an acquisition subject to section 801.31
     [ ]  an acquisition subject to section 801.30 (specify type) __________________________________________________________________
     [ ]  other (specify)___________________________________________________________________________________________________________
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(e)  INDICATE THE HIGHEST NOTIFICATION THRESHOLD IN SECTION 801.(h) FOR WHICH THIS FORM IS BEING FILED (acquiring person only)

                                                                                                                    Not applicable
                                                                                                                    ("N/A")

     [ ] 15 million                     [ ]  15%                           [ ]  25%                           [ ]  50%
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
(f)  VALUE OF VOTING SECURITIES TO BE HELD AS A RESULT OF THE              VALUE OF ASSETS
     ACQUISITION

     N/A                                                                   Approximately $17.5 million, subject to
                                                                           adjustment.  See response to Item 2(a).
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(g)  PUT AN "X" IN THE APPROPRIATE BOX TO DESCRIBE ENTITY FILING NOTIFICATION

     [x]  Corporation                   [ ]  Partnership                   [ ]  Other (specify) ___
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(h)  DATA FURNISHED BY

[x]  calendar year                      [ ]  fiscal year (specify period) (month/year) to (month/year)
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THIS FORM IS REQUIRED BY LAW and must be filed separately by each person which, by reason of a merger, consolidation or acquisition, is subject to section 7A of the Clayton Act, 15 U.S.C. section 18a, as added by Section 201 of the Hart-Scott-Rodino
Antitrust Improvements Act of 1976, Pub. L. No. 94-435, 90 Stat. 1390, and rules promulgated thereunder (hereinafter referred to as "the rules" or by section number). The statute and rules are set forth in the Federal Register at 43 FR 33450; the rules may also be found at 16 CFR Parts 801-03. Failure to file this Notification and Report Form, and to observe the required waiting periods before consummating the acquisition in accordance with the applicable provisions of 15 U.S.C. section 18a and the rules, subjects any "person," as defined in the rules, or any individuals responsible for noncompliance, to liability for a penalty of not more than $10,000 for each day during which such person is in violation of 15 U.S.C. section 18a.

All information and documentary material filed in or with this Form is confidential. It is exempt from disclosure under the
Freedom of Information Act, and may be made public only in an administrative or judicial proceeding, or disclosed to Congress or duly authorized committee or subcommittee of Congress.

Complete and return two notarized copies (with one set of documentary attachment of this Notification and Report Form to Premerger
Notification Office, Bureau of Competition, Room 303, Federal Trade Commission, Washington, D.C. 20580, and three notarized copies
(with one set of documentary attachments) to Director of Operations, Antitrust Division, Room 3218, Department of Justice,
Washington, D.C. 20530. The central office for information and assistance with respect to matters in connection with this
Notification and Report Form is Room 303, Federal Trade Commission, Washington, D.C. 20580, phone (202) 326-3100.

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DISCLOSURE NOTICE - Public reporting burden for this report is estimated to vary from 8 to 160 hours per response, with an average of 39 hours per response, including time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding the burden estimate or any other aspect of this report, including suggestions for reducing this burden.

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FTC Form C 4 (rev. 09/95)

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NAME OF PERSON FILING NOTIFICATION                     DATE

Conectiv                                               December 10, 1999
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(1)  PUT AN X IN THE APPROPRIATE BOX AND GIVE THE NAME AND ADDRESS OF ENTITY
     FILING NOTIFICATION (if other than ultimate parent entity)

     [x] NA     [ ] This report is being filed    [ ] This report is being filed
                    on behalf of a foreign            on behalf of the ultimate
                    person pursuant to section        parent entity by another
                    803.4                             entity within the same
                                                      person authorized by it to
                                                      file pursuant to section
                                                      803.2(a).
--------------------------------------------------------------------------------
NAME OF ENTITY FILING NOTIFICATION           ADDRESS

N/A
--------------------------------------------------------------------------------
(j) NAME AND ADDRESS OF ENTITY MAKING ACQUISITION OR WHOSE ASSETS OR VOTING SECURITIES ARE BEING ACQUIRED IF DIFFERENT FROM THE ULTIMATE PARENT ENTITY IDENTIFIED IN ITEM 1(a)

     Delmarva Power & Light Company
     Atlantic City Electric Company
     800 King Street
     P.O. Box 231
     Wilmington, DE 19899
--------------------------------------------------------------------------------
PERCENT OF VOTING SECURITIES HELD BY EACH ENTITY IDENTIFIED IN ITEM 1(a)

     N/A
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ITEM 2
2(a) DESCRIPTION OF ACQUISITION

     Acquiring Person

     PECO Energy Company
     965 Chesterbrook Boulevard
     Wayne, PA  19087-5691


     Acquired Person

     Conectiv
     through its wholly-owned subsidiaries,
     Delmarva Power & Light Company and
     Atlantic City Electric Company
     800 King Street, P.O. Box 231
     Wilmington, DE 19899

          Pursuant to two purchase agreements (together, the "Purchase Agreements"), (i) by and among Atlantic City Electric Company ("ACE"), PECO Energy Company ("Buyer") and PSEG Power,1 LLC ("PSEG") relating to Peach Bottom No. 2 and 3 Nuclear Units (the "Peach Bottom Station"); and (ii) by and among Delmarva Power & Light Company ("DP&L" and, together with ACE, the "Sellers"), Buyer and PSEG relating to the Peach Bottom Station, each dated as of September 27, 1999, Buyer intends to acquire from Sellers a 7.51% interest as tenant in common without the right of partition in the Peach Bottom Station. The general classes of assets to be acquired by Buyer are listed in response to Item

---------------

1 A separate Premerger Notification and Report Form will be filed with respect to the sale to PSEG.

2(b)(i). The total consideration to be paid for the assets is $5.1 million, plus the net book value, as of the closing date, of the nuclear fuel supplies. Based upon currently available information and assuming a closing date of March 31, 2000, total consideration for the nuclear fuel supplies is expected to be approximately $12.4 million, conditioned upon no changes in the above assumptions. Total consideration for the assets to be acquired is thus estimated to be approximately $17.5 million.

          The transaction is conditioned upon, inter alia, (i) the expiration or early termination of the applicable waiting period under the HSR Act and (ii) all other material federal, state and local consents and approvals. The parties intend to close the transaction as soon as practicable after all the above-referenced consents and approvals have been obtained.

          For a more detailed description of the proposed transaction, see the Agreements, attached hereto as Exhibit 2(d)(1).

--------------------------------------------------------------------------------
NAME OF PERSON FILING NOTIFICATION                     DATE

Conectiv                                               December 10, 1999
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
2(b)(i)   ASSETS TO BE ACQUIRED (to be completed only for assets acquisitions)

1.   Peach Bottom Station

     2 General Electric boiling water reactors

     located:       Susquehanna River
                    Peach Bottom Township
                    York County, PA

          Pursuant to the Purchase Agreements, Buyer is acquiring from Seller a 7.51% interest in the Peach Bottom Station and certain other related assets (together with the corresponding interest in the nuclear fuel supplies) for consideration of approximately $17.5 million, subject to adjustment. The consideration has not yet been allocated among (together with the corresponding interests in the nuclear fuel supplies) the above-listed general classes of assets.

--------------------------------------------------------------------------------
2(b)(ii)  ASSETS HELD BY ACQUIRING PERSON

None
--------------------------------------------------------------------------------
2(c)      VOTING SECURITIES TO BE ACQUIRED

          (c)(i) LIST AND DESCRIPTION OF VOTING SECURITIES AND LIST OF NON-VOTING SECURITIES:

          N/A

          (c)(ii)   TOTAL NUMBER OF SHARES OF EACH CLASS OF SECURITY:

          N/A

          (c)(iii)  TOTAL NUMBER OF SHARES OF EACH CLASS OF SECURITY BEING
                    ACQUIRED:

          N/A

          (c)(iv)   IDENTITY OF PERSONS ACQUIRING SECURITIES:

          N/A

          (c)(v)    DOLLAR VALUE OF SECURITIES IN EACH CLASS BEING ACQUIRED:

          N/A

          (c)(vi) TOTAL NUMBER OF EACH CLASS OF SECURITIES HELD BY ACQUIRING PERSON AS A RESULT OF THE ACQUISITION:

          N/A

          (c)(vii) PERCENTAGE OF EACH CLASS OF SECURITIES HELD BY ACQUIRING PERSON AS A RESULT OF THE ACQUISITION:

          N/A

          (c)(viii) DOLLAR VALUE OF SECURITIES TO BE HELD AS A RESULT OF THE
                    ACQUISITION:

          N/A

--------------------------------------------------------------------------------
NAME OF PERSON FILING NOTIFICATION                     DATE

Conectiv                                               December 10, 1999
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(d) SUBMIT A COPY OF THE MOST RECENT VERSION OF CONTRACT OR AGREEMENT (or letter of intent to merge or acquire)

     DO NOT ATTACH THIS DOCUMENT TO THIS PAGE     ATTACHMENT OR REFERENCE NUMBER
                                                  OF CONTRACT OR AGREEMENT

     Purchase Agreement by and among              2(d)(1)
     ACE, Buyer and PSEG, dated as of
     September 27, 1999 (relating to
     Peach Bottom Station)

     Purchase Agreement by and among              2(d)(2)
     DP&L, Buyer and PSEG, dated as of
     September 27, 1999 (relating to
     Peach Bottom Station).

--------------------------------------------------------------------------------
NAME OF PERSON FILING NOTIFICATION                     DATE

Conectiv                                               December 10, 1999
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ITEM 3
ASSETS AND VOTING SECURITIES HELD AS A RESULT OF THE ACQUISITION

(a)  PERCENTAGE OF ASSETS

Approximately .28% of Conectiv


(b)  PERCENTAGE OF VOTING SECURITIES

N/A


(c)  AGGREGATE TOTAL VALUE

Approximately $17.5 million, subject to adjustment.  See response to Item 2(a).

--------------------------------------------------------------------------------
ITEM 4 PERSONS FILING NOTIFICATION MAY PROVIDE BELOW AN OPTIONAL INDEX OF DOCUMENTS REQUIRED TO BE SUBMITTED BY ITEM 4
          (See Item by Item instructions).  THESE DOCUMENTS SHOULD NOT BE
          ATTACH TO THIS PAGE.

(a)  DOCUMENTS FILED WITH THE UNITED STATES       ATTACHMENT OR REFERENCE NUMBER
     SECURITIES AND EXCHANGE COMMISSION

Conectiv, Form 10-K for the year ending                4(a)(1)
December 31, 1998.

Conectiv, Form 10-Q for the quarter ended              4(a)(2)
March 31, 1999.

Conectiv, Form 10-Q for the quarter ended              4(a)(3)
June 30, 1999

Conectiv, Form 10-Q for the quarter ended              4(a)(4)
September 30, 1999

Delmarva Power & Light Company, Form 10-K              4(a)(5)
for the year ended December 31, 1998

Delmarva Power & Light Company, Form 10-Q              4(a)(6)
for the quarter ended March 31, 1999.

Delmarva Power & Light Company, Form 10-Q              4(a)(7)
for the quarter ended June 30, 1999

Delmarva Power & Light Company, Form 10-Q              4(a)(8)
for the quarter ended September 30, 1999

Atlantic City Electric Company, Form 10-K              4(a)(9)
for the year ended December 31, 1998

Atlantic City Electric Company, Form 10-Q              4(a)(10)
for the quarter ended March 31, 1999.

Atlantic City Electric Company, Form 10-Q              4(a)(11)
for the quarter ended June 30, 1999

--------------------------------------------------------------------------------
NAME OF PERSON FILING NOTIFICATION                     DATE

Conectiv                                               December 10, 1999
--------------------------------------------------------------------------------

Atlantic City Electric Company, Form 10-Q              4(a)(12)
for the quarter ended September 30, 1999

Conectiv, Form 8-K, dated January 25, 1999.            4(a)(13)

Conectiv, Form 8-K, dated February 17, 1999.           4(a)(14)

Conectiv, Form 8-K, dated March 29, 1999.              4(a)(15)

Conectiv, Form 8-K, dated May 11, 1999.                4(a)(16)

Atlantic City Electric Company, Form 8-K,              4(a)(17)
dated February 17, 1999

Delmarva Power & Light Company, Form 8-K,              4(a)(18)
dated January 25, 1999.

Delmarva Power & Light Company, Form 8-K,              4(a)(19)
dated March 29, 1999.

Conectiv and Atlantic City Electric Company,           4(a)(20)
jointly filed Form 8-K, dated July 15, 1999.

Conectiv and Delmarva Power & Light Company,           4(a)(21)
jointly filed Form 8-K, dated August 31, 1999.

Conectiv, Delmarva Power & Light Company, and          4(a)(22)
Atlantic City Electric Company, jointly filed
Form 8-K, dated September 30, 1999.

Conectiv and Atlantic City Electric Company,           4(a)(23)
jointly filed Form 8-K, dated September 2,
1999.

Conectiv Proxy Statement, dated February 24,           4(a)(24)
1999

--------------------------------------------

(b)  ANNUAL REPORTS, ANNUAL AUDIT REPORTS,        ATTACHMENT OR REFERENCE NUMBER
     AND REGULARLY PREPARED BALANCE SHEETS

Conectiv 1998 Annual Report                            4(b)(1)

--------------------------------------------------------------------------------
NAME OF PERSON FILING NOTIFICATION                     DATE

Conectiv                                               December 10, 1999
--------------------------------------------------------------------------------

(c)  STUDIES, SURVEYS, ANALYSES, AND              ATTACHMENT OR REFERENCE NUMBER
     NAME OF PERSON FILING NOTIFICATION

"Offering Memorandum for the Proposed                  4(c)(1)
Sale of Nuclear Generation Assets"
jointly prepared by Reed Consulting
Group and Credit Suisse First Boston,
dated July 2, 1999

Board presentation, dated April 27,                    4(c)(2)
1999, prepared by Thomas S. Shaw,
Executive Vice President, Conectiv,
with attached draft "Appendix to
Board Presentation" prepared by Art
Agra, Vice President, Finance &
Business Development, Conectiv, dated
April 20, 1999. (Appendix not provided
to the Board of Directors)

"Major Assumption for Valuation Model"                 4(c)(3)
prepared by Dan Dougherty, Manager,
Finance Energy Commodities, Conectiv
for Thomas S. Shaw, Executive Vice
President, Conectiv, dated November 8,
1999.


Voluntary Submission Pursuant to C.F.R. section 803.1(b):

Affidavit of Bruce M. Sloan, Principal, Hegler & Bailey, Inc., dated December 8, 1999.

--------------------------------------------------------------------------------
NAME OF PERSON FILING NOTIFICATION                     DATE

Conectiv                                               December 10, 1999
--------------------------------------------------------------------------------
ITEM 5 (See the "References" listed in the General Instructions to the Form. Refer to the 1987 edition of the Standard Industrial Classification Manual for the 4-digit (SIC Code) industry codes. Refer to the Numerical List of Manufactured and Mineral Products, 1992 Census of Manufactures and Census of Mineral Industries (MC92-R-1) for the 5-digit product class and 7-digit product codes. Report revenues for the 5-digit and 7-digit codes in the columns labeled "Product code published.")

5(a) DOLLAR REVENUES BY INDUSTRY

                                                         1992 TOTAL
     4-DIGIT INDUSTRY CODE         DESCRIPTION         DOLLAR REVENUES
                                                          ($000's)

          4911                Electric services        $ 80,159*


---------------

* This figure represents Conectiv's 1992 revenues attributable to the Peach Bottom Station assets which is the subject of this filing.

--------------------------------------------------------------------------------
NAME OF PERSON FILING NOTIFICATION                     DATE

Conectiv                                               December 10, 1999
--------------------------------------------------------------------------------
ITEM 5(b)(i)   DOLLAR REVENUES BY MANUFACTURED PRODUCTS

                                                         1992 TOTAL
     7-DIGIT INDUSTRY CODE         DESCRIPTION         DOLLAR REVENUES
                                                          ($000's)

     N/A

--------------------------------------------------------------------------------
NAME OF PERSON FILING NOTIFICATION                     DATE

Conectiv                                               December 10, 1999
--------------------------------------------------------------------------------
ITEM 5(b)(ii)  PRODUCTS ADDED OR DELETED

                                                               YEAR
                                                              [    ]
     DESCRIPTION (7-DIGIT PRODUCT CODE)                TOTAL DOLLAR REVENUES
                                                            ($000's)

     N/A

--------------------------------------------------------------------------------
NAME OF PERSON FILING NOTIFICATION                     DATE

Conectiv                                               December 10, 1999
--------------------------------------------------------------------------------
ITEM 5(b)(iii) DOLLAR REVENUES BY MANUFACTURED PRODUCT CLASS

                                                               YEAR
                                                              [    ]
     5-DIGIT PRODUCT               DESCRIPTION         TOTAL DOLLAR REVENUES
       CLASS CODE                                            ($000's)

     N/A

                                                               YEAR
     4-DIGIT                                                  [1998]
     INDUSTRY                      DESCRIPTION         TOTAL DOLLAR REVENUES
     CLASS CODE                                               ($000's)

     4911                     Electric services.       $ 66,772**



---------------

** This figure represents Conectiv's 1998 revenues attributable to the Peach Bottom Station assets which are the subject of this filing.

--------------------------------------------------------------------------------
NAME OF PERSON FILING NOTIFICATION                     DATE

Conectiv                                               December 10, 1999
--------------------------------------------------------------------------------

5(d) COMPLETE ONLY IF ACQUISITION IS THE FORMATION OF A JOINT VENTURE OR OTHER CORPORATION
--------------------------------------------------------------------------------
5(d)(i)   NAME AND ADDRESS OF THE JOINT VENTURE OR OTHER CORPORATION

     N/A
--------------------------------------------------------------------------------
5(d)(ii)
     (A) CONTRIBUTIONS THAT EACH PERSON FORMING THE JOINT VENTURE OR OTHER CORPORATION HAS AGREED TO MAKE

     N/A
--------------------------------------------------------------------------------
     (B)  DESCRIPTION OF ANY CONTRACTS OR AGREEMENTS

     N/A
--------------------------------------------------------------------------------
     (C)  DESCRIPTION OF ANY CREDIT GUARANTEES OR OBLIGATIONS

     N/A
--------------------------------------------------------------------------------
     (D) DESCRIPTION OF CONSIDERATION WHICH EACH PERSON FORMING THE JOINT VENTURE OR OTHER CORPORATION WILL RECEIVE

     N/A
--------------------------------------------------------------------------------
5(d(iii) DESCRIPTION OF THE BUSINESS IN WHICH THE JOINT VENTURE OR OTHER CORPORATION WILL ENGAGE

     N/A
--------------------------------------------------------------------------------
5(d)(iv) SOURCE OF DOLLAR REVENUES BY 4-DIGIT SIC CODE (non-manufacturing) AND BY 5-DIGIT PRODUCT CLASS (manufacturing)

     N/A

--------------------------------------------------------------------------------
NAME OF PERSON FILING NOTIFICATION                     DATE

Conectiv                                               December 10, 1999
--------------------------------------------------------------------------------

ITEM 6
6(a) ENTITIES WITHIN PERSON FILING NOTIFICATION

     N/A
--------------------------------------------------------------------------------
6(b) SHAREHOLDERS OF PERSON FILING NOTIFICATION

     N/A

--------------------------------------------------------------------------------
NAME OF PERSON FILING NOTIFICATION                     DATE

Conectiv                                               December 10, 1999
--------------------------------------------------------------------------------

6(c) HOLDINGS OF PERSON FILING NOTIFICATION

     N/A
--------------------------------------------------------------------------------
ITEM 7    DOLLAR REVENUES
7(a) 4-DIGIT SIC CODE AND DESCRIPTION.

     4911 Electric services.

--------------------------------------------------------------------------------
7(b) NAME OF EACH PERSON WHICH ALSO DERIVED DOLLAR REVENUES

     PECO Energy Company

--------------------------------------------------------------------------------
NAME OF PERSON FILING NOTIFICATION                     DATE

Conectiv                                               December 10, 1999
--------------------------------------------------------------------------------

7(c) GEOGRAPHIC MARKET INFORMATION

     7(c)(i):       N/A
     7(c)(ii):      Delaware    -  Kent County
                                   New Castle County
                                   Sussex County
                    Maryland    -  Caroline County
                                   Cecil County
                                   Dorchester County
                                   Harford County
                                   Kent County
                                   Queen Anne's County
                                   Somerset County
                                   Talbot County
                                   Wicomico County
                                   Worester County
                    New Jersey  -  Atlantic County
                                   Burlington County
                                   Camden County
                                   Cape May County
                                   Cumberland County
                                   Gloucester County
                                   Ocean County
                                   Salem County
                    Pennsylvania-  York County
                    Virginia    -  Accomack County
                                   Northampton County
     7(c)(iii):     N/A
     7(c)(iv):      N/A
     7(c)(v):       N/A
     7(c)(vi):      N/A

--------------------------------------------------------------------------------
NAME OF PERSON FILING NOTIFICATION                     DATE

Conectiv                                               December 10, 1999
--------------------------------------------------------------------------------

ITEM 8    VENDOR-VENDEE RELATIONSHIP

     [x] NO    [ ] YES (if yes and you are the vendee, complete the following)

                   PRODUCT PURCHASES         VENDOR         DOLLAR AMOUNT

--------------------------------------------------------------------------------

ITEM 9    PRIOR ACQUISITIONS (to be completed by acquiring person only)

     N/A

--------------------------------------------------------------------------------
NAME OF PERSON FILING NOTIFICATION                     DATE

Conectiv                                               December 10, 1999
--------------------------------------------------------------------------------

ITEM 10   IDENTIFICATION OF PERSON TO CONTACT REGARDING THIS REPORT
--------------------------------------------------------------------------------

10(a)     NAME OF CONTACT PERSON        TITLE OF CONTACT PERSON

Brian C. Mohr                           Counsel


FIRM NAME AND BUSINESS ADDRESS          BUSINESS TELEPHONE NUMBER

Skadden, Arps, Slate, Meagher &         (202) 371-7774
Flom LLP
1440 New York Avenue, NW
Washington, DC  20005


--------------------------------------------------------------------------------
10(b) IDENTIFICATION OF AN INDIVIDUAL LOCATED IN THE UNITED STATES DESIGNATED FOR THE LIMITED PURPOSE OF RECEIVING NOTICE OF ISSUE OF A REQUEST FOR ADDITIONAL INFORMATION OR DOCUMENTS. (See section 803.20.(b)(2)(iii))

--------------------------------------------------------------------------------
NAME                                    TITLE

N/A


ADDRESS                                 BUSINESS TELEPHONE NUMBER



--------------------------------------------------------------------------------
                                  CERTIFICATION
--------------------------------------------------------------------------------
This NOTIFICATION AND REPORT FORM, together with any and all appendices and attachments thereto, was prepared and assembled under my supervision in accordance with instructions issued by the Federal Trade Commission. Subject to the recognition that, where so indicated, reasonable estimates have been made because books and records do not provide the required data, the information is, to the best of my knowledge, true, correct, and complete in accordance with the statute and rules.

--------------------------------------------------------------------------------
NAME (please print or type)             TITLE

Thomas S. Shaw                          Executive Vice President, Conectiv

--------------------------------------------------------------------------------

SIGNATURE                               DATE

/s/ Thomas S. Shaw                      December 10, 1999

--------------------------------------------------------------------------------

Subscribed and sworn to before me at the

County of New Castle, State of Delaware
this 10th day of December, 1999

Signature  /s/ Nina J. Hertz
           -----------------

My Commission expires: ______________

     [SEAL]